Exhibit (21)

LIST OF SUBSIDIARIES

100% Owned Subsidiaries of EastGroup Properties, Inc.

     EastGroup Properties General Partners, Inc.
     EastGroup Properties Holdings, Inc.
     EastGroup TRS, Inc.
     Nash IND Corporation

Partnerships and LLC's with Partners and Members Indented:

     EastGroup Properties, LP
           99% EastGroup Properties Holdings, Inc.
            1% EastGroup Properties General Partners, Inc.
     EastGroup Property Services, LLC
          100% EastGroup Properties, LP
     EastGroup Property Services of Florida, LLC
          100% EastGroup Property Services, LLC
     EastGroup Kearn Creek, LLC
          100% EastGroup Properties, LP
     Sample I-95 Associates
           99% EastGroup Properties LP
            1% EastGroup Properties General Partners, Inc.
     University Business Center Associates
           80% Profit interest EastGroup Properties, LP
           49% Capital interest EastGroup Properties, LP
           31% Capital interest EastGroup Properties, Inc.
           20% JCB Limited